Exhibit 10.31

Elected Services:		Recurring Monthly Fee	Installation
Dedicated Office – Office #14		$750.00	
Professional Meetings Package			
Facilities Only			
Mailing Address			
Business Identity Live			
	Intelligent Assistant®		
	Simple Forward		
Phone Answering Services:			
	Intelligent Assistant®		
	Screened Forward		
	Simple Forward		
	Live Answer Option		
	Per Call Plan		
	+Intelligent Workspace		
	24/7 Phone Answering Coverage		
Vireo Voice® Business Phone Service			
Additional Members:			
Additional Services:			
1)	Conference room space included.		
2)			
3)			
4)			
5)			
	TOTAL:	$750.00	

NOTES:

Biolife4D has the right of first refusal on offices that become available at the current market rate.

This agreement will be in effect for a period of the term of the contract between the undesigned party and Intelligent Office unless or until terminated in writing with 60 days notice by either party.

Recurring Monthly Fee:	$750.00
One-time Installation:	
Sub Total:	$750.00
Sales Tax [RATE]	
Refundable Retainer:	$1,400.00* (PAID)
TOTAL PAYMENT DUE:	$750.00

Aspire Ventures, LLC
d/b/a Intelligent Office of Lincolnshire
250 Parkway Drive, Suite 150
Lincolnshire, Illinois 60069
Office – 847.325.5555

An independently owned and operated franchisee of The Intelligent Office System, LLC

*Retainer includes unrefunded $650 deposit from a previous office rental lease.

Member Information:

Company ("Member"):	Biolife4D
Responsible Person:	Steven Morris
Address:	
Phone:	
E-MAIL Address:	smorris@biolife4d.com

I understand that transactional emails including invoices, reports and periodic updates will be sent to me.

☒ *I give The Intelligent Office System,LLC, its affiliates and its franchisees consent to call/text me at my phone number above with periodic marketing offers (using automated technology), and understand I can enjoy Intelligent Office services without providing this consent.*

Membership Information:

Facility Location ("Center"):	Lincolnshire, NC
Office Number (for Dedicated Office):	#14
Maximum Office Occupancy:	1
Agreement Type:	☑ Term Agreement
Term (Months):	12 months
Start Date:	12/1/21

***Month-to-Month Agreements** will continue on a month-to-month basis and may be terminated by either party with 30 days' written notice. Recurring Monthly Fees are subject to change with 30 days' written notice.*

***Term Agreements** will continue for the initial term (the "Term") identified above, at the end of the Term and each term thereafter. This Agreement will automatically renew for a 12-month term with a minimum increase equal to the greater of: the annual CPI increase in the state where the Facility is located or 5%, to the Recurring Monthly Fee (such extension period is the Term) and upon 30 days' notice before the end of the then-current Term, we may increase fees by an amount above the minimum increase, unless Member provides notice not to renew the Term, as set forth in the Terms and Conditions. Recurring Monthly Fees are subject to periodic increases after the Initial Term as set forth in Section 5 of the Terms and Conditions. Written notice of non-renewal is required 90 days prior to the end of dedicated office services terms, and 60 days prior to the end of other services.*

Term Agreements may be terminated within the first 90 days of the initial term upon 30 days' prior written notice provided that any Instalation fees and the Refundable Retainer will be forfeited.

Services may be suspended or terminated for breach of an obligation or improper behavior as set forth in Sections 2 and 8 of the Terms and conditions. Upon expiration or termination, a $250 cleaning fee applies to dedicated office services as set forth in "Dedicated Office - Section 8" of the Terms and Conditions. A Damage Deposit for damage to the premises and/or hardware may be retained as set forth in Section 6 of the Terms and Conditions.

Payment Information:

Member will receive their invoice by E-mail. Unless other instructions are provided, the E-mail address provided above will be used. Payment terms are set forth in the Terms and Conditions.

Monthly Payment Method:

- ☐ Electronic Funds Transfer. If choosing this method of payment, please fill out the attached EFT authorization form.
- ☐ Non-EFT Payment (Specify Method of Payment: ☐ Credit Card ☒ Other: Check)

Non-EFT payments may be subject to a 4.25% Billing Fee.

Member acknowledges that they have read and understand the Membership Agreement, the Description of Services, the Terms and Conditions, and the Policies and Procedures (collectively, the "Membership Documents") which can be found at www.intelligentoffice.ca/[location]/membershipdocuments. Member agrees to be bound by the terms of all of the Membership Documents both individually and for their business entity, if applicable.

Member:

Steven R Morris CEO

Signature/Authorizd Signatory Title

Steven R. Morris

Printed Name

Date: 12/29/2021

Member:

Signature/Authorizd Signatory Title

Printed Name

Date: ____________

Aspire Ventures, LLC., d/b/a Intelligent Office of Lincolnshire ("IO" or "Intelligent Office")

Leah Campbell

Authorized Signatory

Leah Campbell

Printed Name

12/30/21